UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 25, 2026
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MediaAlpha, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-39671	85-1854133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Flower Street, Suite 640 Los Angeles, California	90017
(Address of Principal Executive Offices)	(Zip Code)
(213) 316-6256
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01 Entry into a Material Definitive Agreement.
On March 25, 2026, QuoteLab, LLC, a Delaware limited liability company (the “Borrower”), and QL Holdings LLC, a Delaware limited liability company (“Holdings”), each a subsidiary of MediaAlpha, Inc., a Delaware corporation, entered into an amendment and restatement agreement (the “Amendment and Restatement Agreement”) to the Credit Agreement dated as of September 23, 2020, as heretofore amended (the “Existing Credit Agreement” and, as amended and restated by the Amendment and Restatement Agreement, the “Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
The Credit Agreement provides for (i) a new five-year senior secured term loan facility in an aggregate principal amount of $150 million, the proceeds of which were used to refinance all existing term loans outstanding under the Existing Credit Agreement and the remainder thereof will be used for general corporate purposes, and (ii) a new five-year senior secured revolving credit facility with commitments in an aggregate amount of $60 million, which replaced the existing revolving credit facility under the Existing Credit Agreement. The obligations of the Borrower under the term loan facility and the revolving credit facility are guaranteed by Holdings and secured by substantially all assets of Holdings and the Borrower.
Borrowings under the Credit Agreement will bear interest at a rate equal to, at the option of the Borrower, (i) Term SOFR (as defined in the Credit Agreement) plus an applicable margin, (ii) Daily Simple SOFR (as defined in the Credit Agreement) plus an applicable margin or (iii) Alternate Base Rate (as defined in the Credit Agreement) plus an applicable margin. The applicable margins will be based on the Borrower’s consolidated total net leverage ratio as calculated under the terms of the Credit Agreement for the prior fiscal quarter and range from 2.00% to 3.00% with respect to the SOFR-based rates and 1.00% to 2.00% with respect to the Alternate Base Rate.
Loans under the Credit Agreement may be prepaid, at the option of the Borrower, at any time without premium. Term loans under the Credit Agreement are required to be prepaid from time to time with the proceeds of non-ordinary course asset sales and casualty and condemnation events, subject to customary exceptions.
Loans under the term loan facility and the revolving credit facility will mature on March 25, 2031. Loans under the term loan facility will amortize quarterly, beginning with the fiscal quarter ending June 30, 2026, by an amount equal to (i) through the fiscal quarter ending March 31, 2030, 1.25% of the original aggregate principal amount of the term loans and (ii) for each fiscal quarter thereafter, 2.50% of the original aggregate principal amount of the term loans.
The Credit Agreement contains customary affirmative, negative and financial covenants and default provisions.
The foregoing description of the Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amendment and Restatement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 – Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amendment and Restatement Agreement dated March 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaAlpha, Inc.

Date: March 30, 2026	By:	/s/ Jeffrey B. Coyne
		Name:	Jeffrey B. Coyne
		Title:	General Counsel & Secretary